Exhibit 99.1


                             INVACARE SUPPLY GROUP



March 25, 2008


VIA FEDERAL EXPRESS
-------------------

Scott R. Sand, CEO
Ingen Technologies, Inc.
35193 Avenue "A"
Yucaipa, CA 92399

         Re: Ninety (90) Day Notice of Termination August 2007 Medical Supply Master Distributor Agreement

Dear Scott,

As a follow up to our recent conversations, Invacare Supply Group, Inc. ("ISG") hereby terminates the August 2007 Medical Supply Master Distributor Agreement (including all amendments and exhibits) between ISG and Ingen Technologies, Inc. ("Ingen").

We are terminating under our rights in Section 1(b) by giving the required ninety (90) day notice of termination: the last day of the Agreement will be June 30, 2008 unless we mutually agree with you in writing to move up that date of termination.

Before that date, we will be in contact with you to settle any outstanding invoices (if any) and other miscellaneous matters. Please also note that ISG will not be making any further purchases of the Ingen Oxyview product and so there is no need for you to stock any product on our behalf.

If you have any questions, please contact me.

Sincerely,


/s/ Doug Harper
---------------
Doug Harper
Vice President
Invacare Supply Group, Inc.